Exhibit 99.1

              Annaly Mortgage Management, Inc. Announces
                 4th Quarter and Annual 2004 Earnings

    NEW YORK--(BUSINESS WIRE)--Feb. 3, 2005--Annaly Mortgage Management, Inc. (NYSE: NLY) today reported net income for the quarter ended December 31, 2004 of $59.3 million or $0.46 basic net income per share available to common shareholders, as compared to $42.7 million or $0.44 basic net income per share available to common shareholders for the quarter ended December 31, 2003 and $66.6 million or $0.53 basic net income per share available to common shareholders for the quarter ended September 30, 2004. Net income for the year ended December 31, 2004 was $248.6 million or $2.04 basic net income per share available to common shareholders, as compared to $180.1 million or $1.95 basic net income per share available to common shareholders for the year ended December 31, 2003.
    The Company was able to provide an annualized return on average equity of 14.12% for the quarter ended December 31, 2004, as compared to 14.88% for the quarter ended December 31, 2003 and 16.59% for the quarter ended September 30, 2004. The return on average equity was 16.04% for the year ended December 31, 2004 and 16.04% for the year ended December 31, 2003. Dividends declared for the quarter ended December 31, 2004 were $0.50 per share, as compared to $0.47 per share for the quarter ended December 31, 2003 and $0.50 for the quarter ended September 30, 2004. Dividends declared for the year ended December 31, 2004 were $1.98 per share, as compared to $1.95 per share for the year ended December 31, 2003. The dividend yield on common stock for the quarter, based on the December 31, 2004 closing price of $19.62, was 10.19%.
    Michael A.J. Farrell, Chairman, Chief Executive Officer and President of Annaly, commented on the Company's results. "Our portfolio management team navigated successfully through a volatile bond market in 2004. The Federal Reserve directly affected our cost of funds by raising the Federal Funds rate five times since June 30, and the 10-year Treasury, which is the principal driver of prepayment rates, ranged in yield from 3.68% to 4.87%. In our low interest rate environment, these are sizeable moves on a percentage basis. Nevertheless, our return on average equity for the year was consistent with our historical track record. We are also proud of the contribution made by our wholly-owned asset manager, FIDAC, which increased fee income by 27.7% from the third quarter to the fourth quarter. Looking ahead to 2005, we expect nominal interest rates to remain at historically low levels, and in this environment the returns that we generate--both in Annaly and in our FIDAC-managed funds--should be very competitive with those of other investment asset classes."
    For the quarter ended December 31, 2004, the annualized yield on average earning assets was 3.50% and the annualized cost of funds on the average repurchase balance was 2.23%, which equates to an interest rate spread of 1.27%. This is a 25 basis point decrease over the 1.52% annualized interest rate spread for the quarter ended December 31, 2003 and a 29 basis point decrease over the 1.56% annualized interest rate spread for the quarter ended September 30, 2004. For the year ended December 31, 2004, the yield on average earning assets was 3.25% and the cost of funds on the average repurchase balance was 1.74%. For the year ended December 31, 2003, the yield on average earning assets was 2.81% and the cost of funds on the average repurchase balance was 1.58%. The interest rate spread for the year ended December 31, 2004 increased by 28 basis points, when compared to the previous year.
    For the quarter ended December 31, 2004, the Company's gain on sale of Mortgage-Backed Securities was $1.1 million . There were no gains or losses for the quarter ended December 31, 2003 and $1.4 million in gains for the quarter ended September 30, 2004. For the year ended December 31, 2004, the Company's gain on sale of Mortgage-Backed Securities was $5.2 million, as compared to $40.9 million for the year ended December 31, 2003.
    General and administrative expenses as a percentage of average assets were 0.14%, 0.13%, and 0.14% for the quarters ended December 31, 2004, December 31, 2003, and September 30, 2004, respectively. General and administrative expenses, as a percent of average assets were 0.14% and 0.13% for the years ended December 31, 2004 and 2003, respectively. In addition, the Company's Dividend Efficiency Ratio, calculated as general and administrative expenses divided by dividends paid, was 9.8%, and 9.1% for the years ended December 31, 2004 and December 31, 2003, respectively.
    "We continue to keep expenses low," said Mr. Farrell, "even as we consolidated the operating expenses of FIDAC. We keep expenses low for the benefit of our investors. Our industry-low G&A expense ratio and Dividend Efficiency Ratio means that on a comparative basis, shareholders receive in dividends more of each dollar we make."
    The Constant Prepayment Rate was 27% during the fourth quarter of 2004, as compared to 37% during the fourth quarter of 2003, and 25% during the third quarter of 2004. The weighted average purchase price of the portfolio was 102.3 at December 31, 2004, 102.5 at December 31, 2003 and 102.4 at September 30, 2004. The net amortization of premiums and accretion of discounts on investment securities for the quarters ended December 31, 2004, December 31, 2003, and September 30, 2004 was $42.3 million, $38.4 million, and $39.7 million, respectively. The total net amortization for the year ended December 31, 2004 was $179.6 million and for the year ended December 31, 2003 was $216.6 million. Leverage at December 31, 2004 was 9.8:1, in comparison to 9.6:1 at December 31, 2003 and 9.4:1 at September 30, 2004.
    "Our interest-rate spread narrowed in the fourth quarter," said Wellington Denahan-Norris, Vice Chairman and Chief Investment Officer for Annaly. "As expected, the rally in rates in the third quarter led to prepayments increasing modestly in the fourth quarter. Even as the premium amortization related to the faster prepayments and the rise in our cost of funding more than offset the upward resetting of coupons on our CMO floaters and ARMs during the quarter, we are satisfied with portfolio performance. We take a longer-term view than just one quarter because our Barbell Strategy--in which we utilize a blend of floating-rate, adjustable-rate and fixed-rate assets to manage through different interest rate environments--is meant to respond and adjust to changes in rates over time."
    At December 31, 2004, December 31, 2003, and September 30, 2004, the Company had a common stock book value per share of $12.56, $11.96, and $12.84, respectively. The Company classifies all investment securities as "available for sale," thus requiring the Company to record the entire portfolio at market value. Fixed rate securities comprised approximately 29% of the Company's portfolio at December 31, 2004. The balance of the portfolio was comprised of 62% adjustable rate mortgages and 9% LIBOR floating rate collateralized mortgage obligations. The Company has continued to avoid the introduction of credit risk into its portfolio. As of December 31, 2004, all of the assets in the Company's portfolio were FNMA, GNMA, FHLMC mortgage-backed securities, and agency debentures, which carry an actual or implied "AAA" rating.
    FIDAC operates as Annaly's wholly-owned taxable REIT subsidiary. FIDAC is a registered investment advisor which generally receives annual net investment advisory fees of approximately 10 to 15 basis points of the gross assets it manages, assists in managing or supervises. At December 31, 2004, FIDAC had under management approximately $1.9 billion in net assets and $15.9 billion in gross assets, compared to $1.7 billion in net assets and $13.9 billion in gross assets at September 30, 2004 and $1.5 billion in net assets and $13.6 billion in gross assets at December 31, 2003.
    Annaly manages assets on behalf of institutional and individual investors worldwide through Annaly and through the funds managed by its wholly-owned registered investment advisor, FIDAC. The Company's principal business objective is to generate net income for distribution to investors from the spread between the interest income on its mortgage-backed securities and the cost of borrowing to finance their acquisition and from fee income earned by FIDAC. The Company, a Maryland Corporation that has elected to be taxed as a real estate investment trust ("REIT"), currently has 121,272,198 shares of common stock outstanding.
    The Company will hold the Annual 2004 earnings conference call on Friday February 4, 2004 at 10:00 a.m. EST. The number to call is 1-800-510-0146 for domestic calls and 617-614-3449 for international calls and the pass code is 93615017. The re-play number is 1-888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 24564798. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on E-Mail alerts, enter your e-mail address where indicated and click the Subscribe button.

    This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in yield curve, changes in prepayment rates, the availability of mortgage-backed securities for purchase, the availability of financing and, if available, the terms of any financing, FIDAC's clients' removal of assets FIDAC manages, FIDAC's regulatory requirements, and competition in the investment management business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.




                   ANNALY MORTGAGE MANAGEMENT, INC.
                   STATEMENTS OF FINANCIAL CONDITION
                        (dollars in thousands)

                          DEC. 31, 2004  SEPT. 30, 2004  JUNE 30, 2004
                          (Consolidated  (Consolidated  (Consolidated
                          and Unaudited) and Unaudited) and Unaudited)
                           -------------------------------------------

ASSETS

Cash and cash equivalents    $     5,853   $      6,772   $     4,499
Mortgage-Backed Securities,
 at fair value                19,038,386     17,571,593    16,142,801
Agency Debentures, at fair
 value                           390,509        639,437       978,994
Receivable for preferred
 stock proceeds                        -              -             -
Receivable for Mortgage-
 Backed Securities sold            1,025              -             -
Accrued interest receivable       81,557         74,291        74,874
Receivable for advisory and
 service fees                      2,359          1,637         1,644
Intangible for customer
 relationships                    15,613         15,613        15,613
Goodwill                          23,122         23,122        22,905
Other assets                       1,875          1,371         1,427
                              -----------   ------------   -----------

Total assets                 $19,560,299   $ 18,333,836   $17,242,757
                              ===========   ============   ===========

LIABILITIES AND
 STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements      $16,707,879   $ 15,579,196   $15,342,123
  Payable for Mortgage-
   Backed Securities
   purchased                   1,044,683        999,380       263,207
  Accrued interest payable        35,721         24,483        19,959
  Dividends payable               60,632         60,618        57,674
  Other liabilities                2,819          4,061         3,294
  Accounts payable                 8,095          6,508         3,989
                              -----------   ------------   -----------

Total liabilities             17,859,829     16,674,246    15,690,246
                              -----------   ------------   -----------

Stockholders' Equity:
  7.875% Series A Cumulative
   Redeemable Preferred Stock:
   8,000,000 authorized, 7,412,500,
   4,250,000, 4,250,000, and
   4,250,000 shares issued and
   outstanding, respectively     177,077        102,708       102,708
  Common stock: par value $.01
   per share; 500,000,000
   authorized, 121,263,000,
   121,235,702, 120,148,709,
   117,866,932, and  96,074,096
   shares issued and outstanding,
   respectively                    1,213          1,212         1,201
  Additional paid-in
   capital                     1,638,635      1,638,309     1,620,666
  Accumulated other
   comprehensive income
   (loss)                       (120,800)       (91,987)     (177,489)
  Retained earnings                4,345          9,348         5,425
                              -----------   ------------   -----------

Total stockholders' equity     1,700,470      1,659,590     1,552,511
                              -----------   ------------   -----------

Total liabilities and
 stockholders' equity        $19,560,299   $ 18,333,836   $17,242,757
                              ===========   ============   ===========


                                          MARCH 31, 2004
                                           (Unaudited)  DEC. 31, 2003
                                          ----------------------------

ASSETS

Cash and cash equivalents                   $       738   $       247
Mortgage-Backed Securities, at fair value    17,046,117    11,956,512
Agency Debentures, at fair value              1,033,481       978,167
Receivable for preferred stock proceeds         102,903             -
Receivable for Mortgage-Backed Securities
 sold                                            81,200             -
Accrued interest receivable                      71,446        53,743
Receivable for advisory and service fees              -             -
Intangible for customer relationships                 -             -
Goodwill                                              -             -
Other assets                                      2,808         1,617
                                             -----------   -----------

Total assets                                $18,338,693   $12,990,286
                                             ===========   ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
  Repurchase agreements                     $14,689,300   $11,012,903
  Payable for Mortgage-Backed Securities
   purchased                                  1,873,813       761,115
  Accrued interest payable                       21,299        14,989
  Dividends payable                              58,942        45,155
  Other liabilities                               4,664         4,017
  Accounts payable                                2,087         2,887
                                             -----------   -----------

Total liabilities                            16,650,105    11,841,066
                                             -----------   -----------

Stockholders' Equity:
  7.875% Series A Cumulative Redeemable
   Preferred Stock: 8,000,000 authorized,
   7,412,500, 4,250,000, 4,250,000, and
   4,250,000 shares issued and outstanding,
   respectively                                 102,870             -
  Common stock: par value $.01 per share;
   500,000,000 authorized, 121,263,000,
   121,235,702, 120,148,709, 117,866,932,
   and  96,074,096 shares issued and
   outstanding, respectively                      1,179           961
  Additional paid-in capital                  1,578,778     1,194,159
  Accumulated other comprehensive income
   (loss)                                         4,500       (47,261)
  Retained earnings                               1,261         1,361
                                             -----------   -----------

Total stockholders' equity                    1,688,588     1,149,220
                                             -----------   -----------

Total liabilities and stockholders' equity  $18,338,693   $12,990,286
                                             ===========   ===========






                   ANNALY MORTGAGE MANAGEMENT, INC.
       STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                              (UNAUDITED)
                        (dollars in thousands)


                                      For the Quarter Ended
                             December 31, September 30,    June 30,
                                 2004          2004          2004
                            (Consolidated)(Consolidated)(Consolidated)
                            ------------------------------------------

Interest income              $    156,783  $    138,970  $    122,234

Interest expense                   93,992        70,173        55,648
                              ------------  ------------  ------------

Net interest income                62,791        68,797        66,586
                              ------------  ------------  ------------

Other income
  Investment advisory and
   service fees                     6,143         4,811         1,558
  Gain on sale of Mortgage-
   Backed Securities                1,144         1,350         2,126
                              ------------  ------------  ------------

     Total other income             7,287         6,161         3,684
                              ------------  ------------  ------------

Expenses
  Distribution fees                 1,538         1,024           298
  General and administrative
   expenses                         6,862         6,159         5,643
                              ------------  ------------  ------------

     Total expenses                 8,400         7,183         5,841
                              ------------  ------------  ------------

Income before income taxes         61,678        67,775        64,329

Income taxes                        2,384         1,155           494
                              ------------  ------------  ------------

Net income                         59,294        66,620        63,835

Dividend on preferred stock         3,665         2,082         1,998
                              ------------  ------------  ------------

Net income available to
 common shareholders         $     55,629  $     64,538  $     61,837
                              ============  ============  ============

Net income per share
 available to common
 shareholders:
  Basic                      $       0.46  $       0.53  $       0.52
                              ============  ============  ============

  Diluted                    $       0.46  $       0.53  $       0.52
                              ============  ============  ============

Weighted average number of
 shares outstanding:
  Basic                       121,246,246   120,802,814   118,276,509
                              ============  ============  ============

  Diluted                     121,514,941   120,994,191   118,489,470
                              ============  ============  ============

Net income                   $     59,294  $     66,620  $     63,835
                              ------------  ------------  ------------
Comprehensive income (loss):
  Unrealized gain (loss) on
   available-for-sale
   securities                     (27,669)       86,852      (179,863)
  Less: reclassification
   adjustment for net gains
   included in net income          (1,144)       (1,350)       (2,126)
                              ------------  ------------  ------------
   Other comprehensive
    income (loss)                 (28,813)       85,502      (181,989)
                              ------------  ------------  ------------
Comprehensive income (loss)  $     30,481  $    152,122     ($118,154)
                              ============  ============  ============

                                                For the Quarter Ended
                                              March 31,   December 31,
                                                 2004          2003
                                           -------------- ------------

Interest income                             $    114,341  $    89,186

Interest expense                                  50,303       42,264
                                             ------------  -----------

Net interest income                               64,038       46,922
                                             ------------  -----------

Other income
  Investment advisory and service fees                 -            -
  Gain on sale of Mortgage-Backed
   Securities                                        595            -
                                             ------------ ------------

     Total other income                              595            -
                                             ------------ ------------

Expenses
  Distribution fees
  General and administrative expenses              5,365        4,225
                                             ------------  -----------

     Total expenses                                5,365        4,225
                                             ------------  -----------

Income before income taxes                        59,268       42,697

Income taxes                                         425            -
                                             ------------ ------------

Net income                                        58,843       42,697

Dividend on preferred stock                            -            -
                                           -------------- ------------

Net income available to common
 shareholders                               $     58,843  $    42,697
                                             ============  ===========

Net income per share available to common
 shareholders:
  Basic                                     $       0.52  $      0.44
                                             ============  ===========

  Diluted                                   $       0.52  $      0.44
                                             ============  ===========

Weighted average number of shares
 outstanding:
  Basic                                      112,506,206   96,027,468
                                             ============  ===========

  Diluted                                    112,804,001   96,232,899
                                             ============  ===========

Net income                                  $     58,843  $    42,697
                                             ------------  -----------
Comprehensive income (loss):
  Unrealized gain (loss) on available-for-
   sale securities                                52,356        4,609
  Less: reclassification adjustment for
   net gains included in net income                 (595)           -
                                             ------------ ------------
   Other comprehensive income (loss)              51,761        4,609
                                             ------------  -----------
Comprehensive income (loss)                 $    110,604  $    47,306
                                             ============  ===========





                   ANNALY MORTGAGE MANAGEMENT, INC.
       STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
                        (dollars in thousands)


                                                For the Year Ended
                                            December 31,  December 31,
                                                2004          2003
                                            (Consolidated
                                            and Unaudited)
                                            -------------------------

Interest income                             $    532,328  $   337,433

Interest expense                                 270,116      182,004
                                             ------------  -----------

Net interest income                              262,212      155,429
                                             ------------  -----------

Other income
  Investment advisory and service fees            12,512            -
  Gain on sale of Mortgage-Backed Securities       5,215       40,907
                                             ------------  -----------

     Total other income                           17,727       40,907
                                             ------------  -----------

Expenses
  Distribution fees                                2,860            -
  General and administrative expenses             24,029       16,233
                                             ------------  -----------

     Total expenses                               26,889       16,233
                                             ------------  -----------

Income before income taxes                       253,050      180,103

Income taxes                                       4,458            -
                                             ------------  -----------

Net income                                       248,592      180,103

Dividend on preferred stock                        7,745            -
                                             ------------  -----------

Net income available to common shareholders $    240,847  $   180,103
                                             ============  ===========

Net income per share available to common
 shareholders:
  Basic                                     $       2.04  $      1.95
                                             ============  ===========

  Diluted                                   $       2.03  $      1.94
                                             ============  ===========

Weighted average number of shares
 outstanding:
  Basic                                      118,223,330   92,215,352
                                             ============  ===========

  Diluted                                    118,459,145   93,031,253
                                             ============  -----------

Net income                                  $    248,592  $   180,103
                                             ------------  -----------
Comprehensive loss:
  Unrealized loss on available-for-sale
   securities                                    (68,324)     (81,865)
  Less: reclassification adjustment for net
   gains included in net income                   (5,215)     (40,907)
                                             ------------  -----------
  Other comprehensive loss                       (73,539)    (122,772)
                                             ------------  -----------
Comprehensive income                        $    175,053  $    57,331
                                             ============  ===========

    CONTACT: Annaly Mortgage Management, Inc.
             Investor Relations
             1-(888)8Annaly
             www.annaly.com